Exhibit 99.B(H)(5)

Amendment

dated February 17, 2006

to the

Accounting Services Agreement

between

Rydex Variable Trust

and Rydex Fund Services, Inc.,

dated August 11, 1998,

as Amended

Amendment to the

ACCOUNTING SERVICES AGREEMENT

dated August 11, 1998, as amended,

between

RYDEX VARIABLE TRUST

and

RYDEX FUND SERVICES, INC.

The following Amendment, which supercedes all previous amendments, is made to the Accounting Services Agreement between Rydex Variable Trust (the “Trust”) and Rydex Fund Services, Inc. (the “Servicer”), as amended to date (the “Agreement”), and is hereby incorporated into and made a part of the Agreement:

The fourth paragraph under the section “Witnesseth” of the Agreement is amended, effective February 17, 2006, to read as follows:

WHEREAS, the board of trustees of the Trust (the “Trustees”) have created the following Funds of the Trust: Government Long Bond Advantage Fund (formerly U.S. Government Bond Fund), U.S. Government Money Market Fund, Nova Fund, Inverse S&P 500 Fund (formerly Ursa Fund), Inverse OTC Fund (formerly Arktos Fund), Inverse Government Long Bond Fund (formerly Juno Fund), OTC Fund, Dynamic S&P 500 Fund (formerly Titan 500 Fund), Inverse Dynamic S&P 500 Fund (formerly Tempest 500 Fund), Dynamic OTC Fund (formerly Velocity 100 Fund), Inverse Dynamic OTC Fund (formerly Venture 100 Fund), Dynamic Dow Fund (formerly Long Dynamic 30 Fund), Inverse Dynamic Dow Fund (formerly Inverse Dynamic Dow 30 Fund), Large-Cap Value Fund, Large-Cap Growth Fund, Mid-Cap Value Fund, Mid-Cap Growth Fund, Inverse Mid-Cap Fund, Small-Cap Value Fund, Small-Cap Growth Fund, Inverse Russell 2000 Fund (formerly Inverse Small-Cap Fund), Europe Advantage Fund (formerly Large-Cap Europe Fund), Japan Advantage Fund (formerly Large-Cap Japan Fund), Russell 2000 Advantage Fund (formerly Mekros Fund), Mid-Cap Advantage Fund (formerly Medius Fund), All-Cap Value Fund, Dynamic Strengthening Dollar Fund (formerly Strengthening Dollar Fund), Dynamic Weakening Dollar Fund (formerly Weakening Dollar Fund), Banking Fund, Basic Materials Fund, Biotechnology Fund, Consumer Products Fund, Electronics Fund,  Energy Fund, Energy Services Fund, Financial Services Fund, Health Care Fund, Internet Fund, Leisure Fund, Precious Metals Fund, Retailing Fund, Real Estate Fund, Technology Fund, Telecommunications Fund, Transportation Fund, Utilities Fund, Commodities Fund, Sector Rotation Fund, Multi-Cap Core Equity Fund (formerly Core Equity Fund), Absolute Return Strategies Fund, Market Neutral Fund, Hedged Equity Fund, CLS AdvisorOne Amerigo VT Fund, CLS AdvisorOne Clermont VT Fund, CLS AdvisorOne Berolina Fund, S&P 500 Fund, Russell 2000 Fund, Dynamic Russell 2000 Fund and Inverse Dynamic Russell 2000 Fund (collectively, the “Funds”);

Additions are in bold.

In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 17th day of February, 2006.

RYDEX VARIABLE TRUST

/s/ Carl G. Verboncoeur
By:	Carl G. Verboncoeur
Title:	President

RYDEX FUND SERVICES, INC.

/s/ Carl G. Verboncoeur
By:	Carl G. Verboncoeur
Title:	President